Exhibit 99.1

ISLE OF CAPRI CASINOS, INC. ANNOUNCES

FISCAL 2017 FIRST QUARTER RESULTS

SAINT LOUIS, MO — August 30, 2016 — Isle of Capri Casinos, Inc. (NASDAQ: ISLE) (the “Company”) today reported financial results for the first quarter ended July 24, 2016 and other Company-related news.

Fiscal 2017 First Quarter Highlights

•                  Diluted net income per share from continuing operations increased to $0.25 per share from $0.21 in the prior year quarter.

•                  Adjusted EBITDA decreased $1.3 million, or 2.5%, year over year.

•                  Excluding our Lake Charles property, which the Company has agreed to sell, Adjusted EBITDA increased slightly year over year.

•                  Seven of 13 properties generated higher year-over-year Adjusted EBITDA in the first quarter, five of which generated record first quarter Adjusted EBITDA.

Consolidated Financial Results

The following table outlines the Company’s financial results (dollars in millions, except per share data, unaudited):

	Three Months Ended
	July 24,	July 26,
	2016	2015
Net revenues	$240.9	$246.9
Consolidated Adjusted EBITDA (1)	49.8	51.1

Income from continuing operations	10.3	8.4
Loss from discontinued operations	0.0	(5.3)
Net income	10.3	3.1

Diluted income per share from continuing operations	0.25	0.21
Diluted loss per share from discontinued operations	0.00	(0.13)
Diluted net income per share	0.25	0.08
Adjusted diluted net income per share (2)	0.26	0.28

(1)         For a further description of Consolidated Adjusted EBITDA, refer to the reconciliation tables following the narrative and the definition of Adjusted EBITDA in footnote (1) of this release.

(2)         For a reconciliation of the GAAP basis per share amounts to adjusted income (loss) per share, refer to the reconciliation table labeled “Reconciliation of GAAP Income (Loss) from Continuing Operations to Adjusted Income (Loss) and GAAP Income (Loss) from Continuing Operations Per Share to Adjusted Income (Loss) Per Share.”

Eric Hausler, the Company’s chief executive officer, commented,

“We experienced softer year-over-year trends in May and June; however we saw a solid rebound in July.  Despite the early quarter softness, we generated record first quarter Adjusted EBITDA at Pompano, Waterloo, Cape Girardeau, Caruthersville and Vicksburg, which was offset by lower results in Black Hawk and Lake Charles.

“We remain focused on driving increased profitability from our existing operations and effectively managing our corporate costs.  Excluding Lake Charles, Adjusted EBITDA increased $0.2 million and Adjusted EBITDA margin increased 40 bps.

“We continue to reinvigorate our properties through prudent capital investments to enhance the guest experience. During the quarter, we began renovating the Kansas City buffet and expect to start renovating the Black Hawk buffet in the second quarter, among other projects.

“On June 24, our land-based facility in Bettendorf opened to the public and has been well received.  The property opened on time at a cost slightly under our previously announced $60 million budget.  Bettendorf’s Adjusted EBITDA increased 10.5% during the first quarter year over year, despite the property being closed for almost a week in June for the transition.

“We continued to execute on a variety of other strategic initiatives which we believe enhance shareholder value.  Most notably, on August 22 we announced that we have signed a definitive agreement to sell our Lake Charles property for $134.5 million. On a pro forma basis, we expect the transaction will be accretive to Adjusted EBITDA margins and deleveraging.  Beginning with the fiscal 2017 second fiscal quarter, we will reflect Lake Charles in discontinued operations in the consolidated income statements and as assets held for sale in the consolidated balance sheets.

“In late August, we launched LadyLuck®.com—the essence of luck, fun and gaming—our social casino and merchandise site. Both offer our customers new and exciting channels to engage with our brand. We expect to further modify and enhance these experiences in the coming quarters.”

Financial Highlights

Net revenues for the current quarter were $240.9 million compared to $246.9 million in the prior year quarter, down 2.5%.

Consolidated Adjusted EBITDA was $49.8 million for the quarter compared to $51.1 million in the prior year quarter, down 2.5%.  Consolidated Adjusted EBITDA margins remained flat at 20.7%.  Excluding Lake Charles, Adjusted EBITDA increased $0.2 million, or 0.4%, year over year, to $46.7 million during the quarter.  Operating income decreased to $27.9 million from $29.6 million in the prior year quarter.

Interest expense was $16.6 million compared to $17.4 million in the prior year quarter, as a result of our lower overall debt balance as well as the benefits of refinancing our 7.75% Senior Notes due 2019 in the first quarter of fiscal 2016.

On a GAAP basis, diluted income per share from continuing operations was $0.25 compared to diluted income per share from continuing operations of $0.21 in the prior year’s quarter.

In the first fiscal quarter of fiscal 2016, we recorded a loss on early extinguishment of debt of $3.0 million related to the tender and refinancing of our 7.75% Senior Notes due 2019.

Operating Results

(All comparisons are to the prior year quarter)

Black Hawk — Net revenues decreased $2.0 million, or 5.9%, to $32.4 million and Adjusted EBITDA decreased $2.1 million, or 19.5%, to $8.6 million, at our two casinos in Black Hawk. We have adjusted our marketing programming and cost structure going forward in order to enhance profitability.

Pompano — Net revenues decreased $1.3 million, or 3.1%, to $40.6 million, and Adjusted EBITDA increased 1.9%, to $7.9 million at Pompano Park.  The property reported its highest Adjusted EBITDA for the first quarter since opening, despite lower net revenues as a result of rationalizing reinvestment rates and cost containment initiatives.

Iowa — Net revenues for our Iowa properties increased $0.6 million, or 1.2%, compared to prior year, and Adjusted EBITDA increased $0.7 million, to $13.5 million.

Despite construction disruption from our new land-based facility, net revenues increased $1.2 million and Adjusted EBITDA increased $0.5 million, or 10.5%, for the quarter year over year at our Bettendorf property.

Waterloo posted its highest first quarter Adjusted EBITDA since opening in June 2007.  Adjusted EBITDA margins at the property improved 218 basis points and Adjusted EBITDA increased $0.4 million, or 6.0%, to $7.1 million.

Our property in Marquette was impacted by an increased competitive environment resulting in decreased net revenues of $0.4 million, to $6.5 million.  Adjusted EBITDA declined $0.2 million, to $1.4 million.

Lake Charles — Our property in Lake Charles was negatively impacted by persistent rain and flooding in Texas as well as increased competition.  For the quarter, net revenues decreased $3.1 million, to $28.7 million, or 9.7%, while Adjusted EBITDA decreased $1.5 million, to $3.1 million, or 31.9%.  The quarter’s results include fees and expenses of $0.3 million related to the announced sale transaction of the property.

Mississippi — Net revenues for Lula and Vicksburg decreased 1.2%, to $20.3 million while Adjusted EBITDA increased $0.1 million, to $5.0 million, or 2.0%.

Vicksburg’s net revenues increased $0.7 million, or 8.9%, and Adjusted EBITDA increased $0.4 million, or 20.4%, to $2.3 million, as a result of changes in our marketing reinvestment strategy.

The Lula market continues to be negatively impacted by increased competition in the market.  Net revenues at our Lula property decreased $0.9 million, to $12.0 million and Adjusted EBITDA decreased $0.3 million, or 9.4%.

Missouri — Net revenues for our Missouri properties increased $0.1 million, to $61.7 million and Adjusted EBITDA increased $1.0 million, to $17.8 million.  Our Missouri properties continue to post strong results with Cape Girardeau and Caruthersville producing their highest first quarter Adjusted EBITDA since opening/acquisition while Boonville and Kansas City produced their second highest first quarter Adjusted EBITDA.

Cape Girardeau’s net revenues increased $1.0 million, or 7.0%, and Adjusted EBITDA increased $0.9 million, or 33.2%.  The property’s Adjusted EBITDA margin improved 452 bps and the property generated nearly 90% flow-through on incremental revenues as it continues to ramp-up.

In Caruthersville, net revenues increased $0.4 million, Adjusted EBITDA improved by 8.6%, to $2.4 million, and Adjusted EBITDA margins improved nearly 100 bps primarily due to continued strategic marketing spending and capital investments we have made to the property.

Boonville continues to post the Company’s highest Adjusted EBITDA margin, at 37.9% for the quarter.  During the first quarter of fiscal 2017, net revenues decreased 3.2%, to $19.7 million and Adjusted EBITDA decreased 2.7%, to $7.5 million.

Kansas City reported its second highest first quarter Adjusted EBITDA, despite net revenues decreasing 3.3%, to $17.7 million. Adjusted EBITDA increased 3.7%, to $4.4 million. We began remodeling and rebranding the Kansas City buffet to a Farmer’s Pick in late June which caused some construction disruption at the property. We expect to reopen the buffet at the end of the second quarter.

Pennsylvania — At Nemacolin, net revenues decreased 0.9%, to $9.7 million while Adjusted EBITDA decreased $0.1 million to a loss of $(0.1) million.

Corporate Expenses

Corporate and development expenses were $7.2 million for the quarter compared to $7.6 million in the first quarter of fiscal 2016.

Non-cash stock compensation expense was flat at $1.2 million for the first quarter of both fiscal 2017 and fiscal 2016.

Capital Structure and Capital Expenditures

As of July 24, 2016, the Company had:

•                  $63.9 million in cash and cash equivalents, excluding $9.9 million in restricted cash and investments;

•                  $931.8 million in total debt; and

•                  $215.0 million in net line of credit availability.

First quarter capital expenditures were $9.7 million, excluding spending related to the land-based project in Bettendorf.  We spent $20.7 million in the first quarter of fiscal 2017 on the land-based project at Bettendorf.  For the project through the end of the first quarter, we have expended $42.3 million.  We expect to incur the remainder of the project cost in the second quarter of fiscal 2017.

Conference Call Information

Isle of Capri Casinos, Inc. will host a conference call on Tuesday, August 30, 2016 at 10:00 am central time during which management will discuss the financial and other matters addressed in this press release.  The conference call can be accessed by interested parties via webcast through the investor relations page of the Company’s website, www.islecorp.com, or, for domestic callers, by dialing 888-346-3970.  International callers can access the conference call by dialing 412-902-4263.  The conference call will be recorded and available for review starting at 11:59 pm central on Tuesday, August 30, 2016, until 11:59 pm central on Tuesday, September 8, 2016, by dialing 877-344-7529; International: 412-317-0088 and access number 10091663.

About Isle of Capri Casinos, Inc.

Isle of Capri Casinos, Inc. is a leading regional gaming and entertainment company dedicated to providing guests with an exceptional experience at each of the 14 casino properties that it owns or operates, primarily under the Isle and Lady Luck brands.  The Company currently operates gaming and entertainment facilities in Colorado, Florida, Iowa, Louisiana, Mississippi, Missouri, and Pennsylvania. More information is available at the Company’s website, www.islecorp.com.

Forward-Looking Statements

This press release may be deemed to contain forward-looking statements, which are subject to change. These forward-looking statements may be significantly impacted, either positively or negatively by various factors, including without limitation, licensing, and other regulatory approvals, financing sources, development and construction activities, costs and delays, weather, permits, competition and business conditions in the gaming industry. The forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.

Additional information concerning potential factors that could affect the Company’s financial condition, results of operations and expansion projects, is included in the filings of the Company with the Securities and Exchange Commission, including, but not limited to, its Form 10-K for the most recently ended fiscal year.

CONTACT:

Isle of Capri Casinos, Inc.,

Jill Alexander, Senior Director of Corporate Communication-314.813.9368

###

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended
	July 24,	July 26,
	2016	2015
Revenues:
Casino	$256,268	$260,053
Rooms	8,069	8,115
Food, beverage, pari-mutuel and other	32,140	32,989
Gross revenues	296,477	301,157
Less promotional allowances	(55,621)	(54,233)
Net revenues	240,856	246,924
Operating expenses:
Casino	38,048	38,713
Gaming taxes	65,102	66,359
Rooms	1,744	1,883
Food, beverage, pari-mutuel and other	10,975	12,122
Marine and facilities	13,346	14,106
Marketing and administrative	55,958	56,400
Corporate and development	7,202	7,643
Preopening expenses	597	—
Depreciation and amortization	20,009	20,051
Total operating expenses	212,981	217,277
Operating income	27,875	29,647

Interest expense	(16,593)	(17,441)
Interest income	78	79
Loss on early extinguishment of debt	—	(2,966)
Income from continuing operations before income taxes	11,360	9,319
Income tax provision	(1,046)	(851)
Income from continuing operations	10,314	8,468
Loss from discontinued operations, net of income taxes	—	(5,324)
Net income	$10,314	$3,144

Income (loss) per common share-basic:
Income from continuing operations	$0.25	$0.21
Loss from discontinued operations, net of income taxes	—	(0.13)
Net income	$0.25	$0.08

Income (loss) per common share-dilutive:
Income from continuing operations	$0.25	$0.21
Loss from discontinued operations, net of income taxes	—	(0.13)
Net income	$0.25	$0.08

Weighted average basic shares	41,263,363	40,580,806
Weighted average diluted shares	41,442,635	41,253,611

ISLE OF CAPRI CASINOS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	July 24,	April 24,
	2016	2016
ASSETS
Current assets:
Cash and cash equivalents	$63,928	$62,126
Marketable securities	19,847	19,338
Accounts receivable, net	11,183	13,252
Inventory	6,401	6,305
Prepaid expenses and other assets	18,645	11,874
Total current assets	120,004	112,895
Property and equipment, net	908,023	899,167
Other assets:
Goodwill	108,970	108,970
Other intangible assets, net	53,026	53,236
Deferred financing costs, net	3,309	3,777
Restricted cash and investments	9,863	9,819
Prepaid deposits and other	5,025	5,216
Deferred income taxes	966	1,144
Total assets	$1,209,186	$1,194,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$81	$80
Accounts payable	27,959	29,723
Accrued liabilities:
Payroll and related	31,785	36,915
Property and other taxes	21,094	19,428
Income taxes payable	149	123
Interest	14,211	14,678
Progressive jackpots and slot club awards	16,220	15,564
Other	23,310	21,036
Total current liabilities	134,809	137,547
Long-term debt, less current maturities and net deferred financing costs	921,345	911,688
Deferred income taxes	38,743	37,902
Other accrued liabilities	17,570	17,557
Other long-term liabilities	13,912	13,912
Stockholders’ equity:
Preferred stock, $.01 par value; 2,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value; 60,000,000 shares authorized; shares issued: 42,066,148 at July 24, 2016 and at April 24, 2016	421	421
Class B common stock, $.01 par value; 3,000,000 shares authorized; none issued	—	—
Additional paid-in capital	238,105	244,472
Retained earnings (deficit)	(145,384)	(152,868)
	93,142	92,025
Treasury stock, 768,860 shares at July 24, 2016 and 1,300,955 shares at April 24, 2016	(10,335)	(16,407)
Total stockholders’ equity	82,807	75,618
Total liabilities and stockholders’ equity	$1,209,186	$1,194,224

Isle of Capri Casinos, Inc.

Supplemental Data - Net Revenues

(unaudited, in thousands)

	Three Months Ended
	July 24,	July 26,
	2016	2015
Colorado
Black Hawk	$32,381	$34,406

Florida
Pompano	40,588	41,898

Iowa
Bettendorf	19,176	17,992
Marquette	6,487	6,871
Waterloo	21,818	22,043
Iowa Total	47,481	46,906

Louisiana
Lake Charles	28,723	31,825

Mississippi
Lula	12,021	12,947
Vicksburg	8,262	7,587
Mississippi Total	20,283	20,534

Missouri
Boonville	19,680	20,338
Cape Girardeau	15,488	14,481
Caruthersville	8,821	8,422
Kansas City	17,678	18,279
Missouri Total	61,667	61,520

Pennsylvania
Nemacolin	9,730	9,816

Property Net Revenues before Other	240,853	246,905
Other	3	19
Net Revenues from Continuing Operations	$240,856	$246,924

Isle of Capri Casinos, Inc.

Reconciliation of Operating Income (Loss) to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended July 24, 2016
	Operating	Depreciation and	Stock-Based	Preopening	Adjusted
	Income (Loss)	Amortization	Compensation	and Other	EBITDA
Black Hawk, Colorado	$6,509	$2,110	$10	$—	$8,629

Pompano, Florida	6,079	1,812	10	—	7,901

Bettendorf, Iowa	1,613	2,696	9	597	4,915
Marquette, Iowa	1,085	316	7	—	1,408
Waterloo, Iowa	5,903	1,224	8	—	7,135
Iowa Total	8,601	4,236	24	597	13,458

Lake Charles, Louisiana	611	2,486	8	—	3,105

Lula, Mississippi	1,254	1,510	6	—	2,770
Vicksburg, Mississippi	1,365	900	7	—	2,272
Mississippi Total	2,619	2,410	13	—	5,042

Boonville, Missouri	6,210	1,246	9	—	7,465
Cape Girardeau, Missouri	981	2,564	7	—	3,552
Caruthersville, Missouri	1,672	686	4	—	2,362
Kansas City, Missouri	3,216	1,161	8	—	4,385
Missouri Total	12,079	5,657	28	—	17,764

Nemacolin, Pennsylvania	(1,085)	959	—	—	(126)
Total Operating Properties	35,413	19,670	93	597	55,773
Corporate and Other	(7,538)	339	1,231	—	(5,968)
Total	$27,875	$20,009	$1,324	$597	$49,805

	Three Months Ended July 26, 2015
	Operating	Depreciation and	Stock-Based		Adjusted
	Income (Loss)	Amortization	Compensation	Other	EBITDA
Black Hawk, Colorado	$8,471	$2,239	$14	$—	$10,724

Pompano, Florida	5,842	1,899	14	—	7,755

Bettendorf, Iowa	2,173	2,265	10	—	4,448
Marquette, Iowa	1,240	361	6	—	1,607
Waterloo, Iowa	5,410	1,311	8	—	6,729
Iowa Total	8,823	3,937	24	—	12,784

Lake Charles, Louisiana	1,772	2,780	9	—	4,561

Lula, Mississippi	1,781	1,270	6	—	3,057
Vicksburg, Mississippi	988	892	7	—	1,887
Mississippi Total	2,769	2,162	13	—	4,944

Boonville, Missouri	6,629	1,029	12	—	7,670
Cape Girardeau, Missouri	(221)	2,881	7	—	2,667
Caruthersville, Missouri	1,556	612	6	—	2,174
Kansas City, Missouri	3,229	991	9	—	4,229
Missouri Total	11,193	5,513	34	—	16,740

Nemacolin, Pennsylvania	(1,141)	1,064	29	—	(48)
Total Operating Properties	37,729	19,594	137	—	57,460
Corporate and Other	(8,082)	457	1,224	—	(6,401)
Total	$29,647	$20,051	$1,361	$—	$51,059

Isle of Capri Casinos, Inc.

Reconciliation of Income From Continuing Operations to Adjusted EBITDA

(unaudited, in thousands)

	Three Months Ended
	July 24,	July 26,
	2016	2015
Income from continuing operations	$10,314	$8,468
Income tax provision (benefit)	1,046	851
Interest income	(78)	(79)
Interest expense	16,593	17,441
Depreciation and amortization	20,009	20,051
Stock-based compensation	1,324	1,361
Preopening expense (3)	597	—
Loss on early extinguishment of debt	—	2,966
Adjusted EBITDA (1)	$49,805	$51,059

Isle of Capri Casinos, Inc.

Reconciliation of GAAP Income From Continuing Operations to Adjusted Income and

GAAP Income From Continuing Operations Per Share to Adjusted Income Per Share

(unaudited, in thousands)

	Three Months Ended
	July 24,	July 26,
	2016	2015

GAAP income from continuing operations	$10,314	$8,468
Preopening expense (3)	597	—
Loss on early extinguishment of debt	—	2,966
Adjusted income (2)	$10,911	$11,434

GAAP income from continuing operations per share	$0.25	$0.21
Preopening expense (3)	0.01	—
Loss on early extinguishment of debt	—	0.07
Adjusted income per share (2)	$0.26	$0.28

(1)         Adjusted EBITDA is “earnings from continuing operations before interest and other non-operating income (expense), income taxes, stock-based compensation, preopening expenses and depreciation and amortization.” Adjusted EBITDA is presented solely as a supplemental disclosure because management believes that it is 1) a widely used measure of operating performance in the gaming industry, 2) used as a component of calculating required leverage and minimum interest coverage ratios under our Senior Credit Facility and 3) a principal basis of valuing gaming companies. Management uses Adjusted EBITDA as the primary measure of the Company’s operating properties’ performance, and it is an important component in evaluating the performance of management and other operating personnel in the determination of certain components of employee compensation.  Adjusted EBITDA should not be construed as an alternative to operating income as an indicator of the Company’s operating performance, as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to any other measure determined in accordance with U.S. generally accepted accounting principles (GAAP).  The Company has significant uses of cash flows, including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report Adjusted EBITDA information may calculate Adjusted EBITDA in a different manner than the Company. A reconciliation of Adjusted EBITDA to income (loss) from continuing operations is included in the financial schedules accompanying this release.

Certain of our debt agreements use a similar calculation of “Adjusted EBITDA” as a financial measure for the calculation of financial debt covenants and includes add back of items such as gain on early extinguishment of debt, preopening expenses and non-cash stock compensation expense. Reference can be made to the definition of Adjusted EBITDA in the applicable debt agreements on file as Exhibits to our filings with the Securities and Exchange Commission.

(2)         Adjusted income (loss) is presented solely as a supplemental disclosure as this is one method management reviews and utilizes to analyze the performance of its core operating business.  For many of the same reasons mentioned above related to Adjusted EBITDA, management believes Adjusted income (loss) and Adjusted income (loss) per share are useful analytic tools as they enable management to track the performance of its core casino operating business separate and apart from factors that do not impact decisions affecting its operating casino properties, such as loss on early extinguishment of debt and preopening expenses.  Management believes Adjusted income (loss) and Adjusted income (loss) per share are useful to investors since these adjustments provide a measure of financial performance that more closely resembles widely used measures of performance and valuation in the gaming industry.  Adjusted income (loss) and adjusted income (loss) per share do not include the loss on early extinguishment of debt and preopening expenses.

(3)         The Company had preopening expenses of $0.6 million in the three months ended July 24, 2016 related to the Bettendorf land-based casino which opened on June 24, 2016.